SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

DOVER CORPORATION

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE (State or Other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)

(212) 922-1640
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	Election of Director

     On December 1, 2004, the Board of Directors of Dover Corporation elected Mary A. Winston as a Director of Dover effective January 1, 2005. The Board has not yet determined on which of its committees Ms. Winston will serve and an amendment to this Form 8-K will be filed once such a determination has been made. Ms. Winston, a Certified Public Accountant, currently serves as Executive Vice President and Chief Financial Officer of Scholastic Corporation, having joined Scholastic in that capacity in February 2004. Prior to that, since 2002, Ms. Winston served as Vice President of Visteon Corporation, first as its Vice President-Treasurer and then as its Vice President-Controller. She served as a Vice President at Pfizer, Inc. in various capacities from 1995 until 2002, including Vice President, Global Financial Operations; Vice President Finance/Division Chief Financial Officer, Canada; and Vice President & Assistant Treasurer, International. Ms. Winston began her career more than 20 years ago in the audit division of one of the then Big 8 accounting firms.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004	DOVER CORPORATION (Registrant)

	By:	/s/ Joseph W. Schmidt

Name: Joseph W. Schmidt Title: Vice President, General Counsel & Secretary